UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2015

Rackspace Hosting, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34143

Delaware	74-3016523
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1 Fanatical Place
City of Windcrest
San Antonio, Texas 78218
(Address of principal executive offices, including zip code)

(210) 312-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

The information in Item 2.02 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On November 9, 2015, Rackspace Hosting, Inc. issued a press release announcing its financial results for the third quarter of 2015. A copy of the press release is attached as Exhibit 99.1. Rackspace Hosting, Inc. released certain non-GAAP information in the press release, and attached to the press release is a reconciliation to the non-GAAP information.

On November 9, 2015, in connection with the issuance of the press release, Rackspace Hosting, Inc. held a conference call to discuss the press release.

Item 8.01. Other Events

On November 9, 2015, Rackspace Hosting, Inc. issued a press release announcing that it proposes to offer $350,000,000 aggregate principal amount of senior notes due 2024. A copy of the press release is attached as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1 Press Release of Rackspace Hosting, Inc., dated November 9, 2015, reporting financial results for the third quarter of 2015.

99.2 Press Release of Rackspace Hosting, Inc., dated November 9, 2015, announcing that it proposes to offer $350,000,000 of senior notes due 2024.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rackspace Hosting, Inc.

Date:	November 9, 2015	By:	/s/ Karl Pichler
Karl Pichler
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release of Rackspace Hosting, Inc., dated November 9, 2015, reporting financial results for the third quarter of 2015.
EX-99.2	Press Release of Rackspace Hosting, Inc., dated November 9, 2015, announcing that it proposes to offer $350,000,000 of senior notes due 2024.